Exhibit 5.3

Law Offices A Professional Service Corporation 701 Fifth Avenue, Suite 3600 Seattle, Washington 98104-7010 T (206) 622-8020 F (206) 467-8215

March 6, 2017

Cintas Corporation
c/o Cintas Corporation No. 2
6800 Cintas Boulevard
P.O. Box 625737
Cincinnati, Ohio 45262-5737

Re:     Form S-3 Registration Statement

Ladies and Gentlemen:

We have acted as special Washington counsel to Cintas Corporation, a Washington corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), for the registration of the sale from time to time of senior debt securities (the “Securities”) by Cintas Corporation No. 2, a wholly owned subsidiary of the Company (the “Issuer”) and the guarantee of the obligations of the Issuer (each a “Guarantee”) in respect of the Securities by the Company and certain subsidiaries of the Company (“Subsidiary Guarantors”).
The Company has informed us that the Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any of the Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Securities are to be sold and will file the applicable amendment to the Registration Statement (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Securities.
In each case, except as otherwise set forth in the applicable amendment to the Registration Statement or prospectus supplement, any Securities will be issued in one or more series pursuant to that certain indenture, dated as of May 28, 2002 (the “Base Indenture”), by and among the Company, the Issuer, the Subsidiary Guarantors thereto, and U.S. Bank National Association (as successor trustee to Wachovia Bank, National Association), as trustee (the “Trustee”), as amended and supplemented by a supplemental indenture, dated as of November 8, 2010, by and among the Company, the Issuer, the Subsidiary Guarantors thereto, and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Cintas Corporation
March 6, 2017

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Securities (the “corporate proceedings”), the Company has informed us that the Company’s Board of Directors will, before the Securities are issued and sold under the Registration Statement, (a) authorize the issuance and approve the terms of any Securities to be issued and sold by the Company from time to time under the Registration Statement, and (b) authorize and approve its Guarantee, and such applicable corporate proceedings shall be in full force and effect at any such issuance and sale.
In our capacity as special Washington counsel to the Company, we have examined originals of, or copies of certified, or are otherwise familiar with (1) the Company’s Articles of Incorporation, as amended from time to time; (2) the Company’s Bylaws, as amended from time to time; (3) the Registration Statement; (4) the Indenture; (5) the Washington Officer’s Certificate, dated March 6, 2017; (6) the Certificate of Existence issued by the Washington Secretary of State, dated February 28, 2017; (7) any corporate resolutions pertaining to the matters herein; and (8) such of the corporate proceedings as have occurred as of the date hereof, and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion. In such examination, we have relied, with your consent, on customary assumptions as well as certain assumptions peculiar to Washington law, including the following: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
As to matters of fact material to the opinion expressed herein, we have relied on information available in public record databases (and all opinions based on such publicly available information are as of the date of such publicly available information and not as of the date of this opinion letter). With your consent, we have not undertaken any independent factual investigation other than the review of the documents described or listed above and the procurement of a current Washington Certificate of Existence.
Based on the foregoing and subject to the qualifications and exclusions stated below, we are of the opinion that the Company is a corporation validly existing under Washington law.
The foregoing opinion is subject to the following exclusions and qualifications:
(a) The opinion expressed herein is subject to bankruptcy, insolvency and other similar laws affecting the rights and remedies of creditors generally and general principles of equity.
(b) We are expressing no opinion as to the validity or enforceability of any document.
(c) We express no opinion with respect to the accuracy, completeness or sufficiency of any information contained in any filings with the Commission or any state securities regulatory agency, including the Registration Statement.
For purposes of expressing the opinion herein, we have examined the laws of Washington, and our opinion is limited to such laws. We have not reviewed, nor is our opinion in any way predicated on an examination of, the laws of any other jurisdiction, and we expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinion set forth herein.
The opinion expressed herein (A) is limited to matters expressly stated herein, and no other opinions may be implied or inferred and (B) is as of the date hereof (except as otherwise noted above). We disclaim any undertaking or obligation to update the opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

Cintas Corporation
March 6, 2017

The opinion set forth herein is rendered to you in connection with the Registration Statement and such opinion may be relied upon by your counsel Jones Day in connection with their provision of certain legal opinions. We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the use of our name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, as amended, or the rules and regulations of the Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in the Act or the related rules and regulations promulgated under the Act. No expansion of our opinion may be made by implication or otherwise. We express no opinion other than the opinion set forth herein.

Very truly yours,
/s/ Carney Badley Spellman, P.S.

CARNEY BADLEY SPELLMAN, P.S.

Pursuant to U.S. Treasury Circular 230, this communication is not intended or written by Carney Badley Spellman, P.S. to be used, and it may not be used by you or any other person or entity, for the purpose of (i) avoiding any penalties that may be imposed on you or any other person or entity under the United States Internal Revenue Code, or (ii) promoting, marketing, or recommending to another party any transaction or matter that is addressed herein